EXHIBIT 23
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 2, 2001, accompanying the consolidated financial statements and included in the Annual Report of Xechem International, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Xechem International, Inc. on Form S-8 (SEC File No. 333-67501, effective November 18, 1998).


GRANT THORNTON LLP

New York, New York
April 12, 2001